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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                         AMERICAN COLOR GRAPHICS REPORTS
                   FOURTH QUARTER AND FISCAL YEAR 2006 RESULTS

BRENTWOOD, TN, June 5, 2006 -- ACG Holdings, Inc. and American Color Graphics, Inc. (collectively, the "Company"), today reported financial results for the fourth fiscal quarter and the twelve months ended March 31, 2006 (Fiscal Year
2006).

Stephen M. Dyott, Chairman, President and Chief Executive Officer of American Color Graphics stated, "Our Fiscal Year 2006 ended as expected. Excluding restructuring activity and asset write-offs, EBITDA for the full year was up
3%, while our EBITDA for the fourth quarter was equal to last year. Substantial cost and productivity improvements offset continuing price erosion related to modest excess industry capacity and modest volume reductions. It should be noted that our volume was negatively impacted by the closure of the Pittsburg, California print facility in March, 2005."

PRINT SEGMENT RESULTS. The Company reported print revenue during the fourth quarter of $89.4 million, which represented a decrease compared to the prior year quarter of 6%, and value-added revenue of $42.2 million, which represented a decrease of 7% versus the prior year. On a full year basis, print revenue was $380.7 million and value-added revenue was $181.4 million, representing declines of 3% and 4%, respectively, versus the twelve months ended March 31, 2005 (Fiscal Year 2005).

Print production volume decreased approximately 5% and 1% in the fourth quarter and on a full year basis, respectively, as compared to the prior year. In addition, the continued impact of competitive pricing within the industry and increases in the level of customer supplied paper have also negatively impacted the Company's reported print revenues versus the prior year. These items were partially offset by increased paper prices.

Print EBITDA was $3.0 million in the fourth quarter compared to negative EBITDA of $2.9 million in the fourth quarter of the prior year. On a full year basis, print EBITDA was $31.6 million as compared to $23.0 million in Fiscal Year 2005. Included in the fourth quarter and Fiscal Year 2006 print EBITDA were net reversals of excess restructuring costs accrued in prior periods of $0.3 million and $0.9 million, respectively. In addition, included in both the fourth quarter and Fiscal Year 2006 was a non-cash asset impairment charge of $2.8 million related to certain non-production information technology assets, and included in Fiscal Year 2006 were non-recurring costs of $0.4 million related to final closing expenses for the Pittsburg print facility. The prior year fourth quarter and full fiscal year periods included restructuring costs and other charges of $7.8 million. Excluding the impact of these items, print EBITDA increased 12% to $5.5 million in the fourth quarter versus $4.9 million last year and on a full year basis, print EBITDA increased 10% to $33.9 million versus $30.8 million in Fiscal Year 2005.

The Company continues to reduce manufacturing expenses in this segment through benefits related to prior restructuring programs and ongoing disciplined cost containment initiatives. Overall productivity and efficiency levels at the print facilities continue to improve. In addition, selling, general and administrative expenses in this segment have been reduced by 16% and 15% in the fourth quarter and in Fiscal Year 2006, respectively, versus the comparable prior year periods.


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PREMEDIA SERVICES SEGMENT RESULTS. Premedia services' revenue during the fourth quarter was $12.6 million, which represented a decrease of 4% compared to the prior year quarter. On a full year basis, premedia services' revenue was $53.8 million, which represented a 3% decrease versus last year. The revenue results include the impact of continued competitive pricing pressures in this segment and reductions in certain service requirements related to one major customer. These decreases were offset in part by increased premedia production volume in Fiscal Year 2006.

Premedia services' EBITDA was $2.3 million during the fourth quarter compared to $0.3 million in the prior year. On a full year basis, premedia services' EBITDA was $11.1 million compared to $10.0 million in the prior year. Included in both the current year fourth quarter and full year EBITDA were reversals of excess restructuring costs accrued in prior periods of $0.3 million. Included in both the prior year quarter and full year periods were restructuring costs and other charges of $2.2 million. Excluding restructuring costs (benefit) and other charges, premedia services' EBITDA in the fourth quarter was $2.0 million compared to $2.5 million in the prior year, and on a full year basis, premedia services' EBITDA was $10.8 million versus $12.3 million last year. The negative impact of competitive pricing in this segment and the reductions in certain service requirements of a major customer have more than offset the income benefits from a reduced cost structure, and during the full year period, the increase in premedia production volume.

OTHER OPERATIONS RESULTS. In addition to the print and premedia services' segment EBITDA results, the Company recorded EBITDA losses from other operations, which include corporate general and administrative expenses and other expenses, of $1.1 million in the fourth quarter compared to $1.0 million of EBITDA losses in the prior year and EBITDA losses of $3.6 million on a full year basis versus EBITDA losses of $3.3 million last year.

CONSOLIDATED RESULTS. As a result of the items previously noted, consolidated revenues for the Company were $102.0 million in the fourth quarter and $434.5 million for Fiscal Year 2006 compared to consolidated revenues of $108.4 million and $449.5 million, respectively, in the comparable periods of the prior year.

Consolidated EBITDA in the fourth quarter was $4.2 million versus negative EBITDA of $3.6 million in the prior year. Consolidated EBITDA for Fiscal Year 2006 was $39.1 million as compared to $29.7 million in the prior year. Excluding the impact of restructuring activity, asset impairment charges and final closing expenses of the Pittsburg print facility (as discussed above), consolidated EBITDA was $6.4 million in both the fourth quarter of the current and prior year, and on a full year basis, increased to $41.1 million in Fiscal Year 2006 from $39.8 million in Fiscal Year 2005.

The Company recorded a consolidated net loss in the fourth quarter of $10.2 million as compared to a net loss of $17.7 million in the fourth quarter of the prior year. For Fiscal Year 2006, the Company reported a consolidated net loss of $14.6 million versus a net loss of $25.7 million in Fiscal Year 2005.

The Company ended Fiscal Year 2006 with total debt of $324.3 million and overnight cash investments of $5.1 million for a net debt position of $319.2 million. This represented an increase in net debt of $9.2 million versus the prior year. In addition to the $41.1 million of EBITDA before restructuring activity, asset impairment charges and final Pittsburg closing expenses, other sources and uses of cash during Fiscal Year 2006 included (1) net cash interest payments of $33.9 million, including interest payments on the Notes of $28.0 million, (2) cash capital expenditures of $12.5


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million, (3) pension contributions of $8.0 million, (4) cash restructuring payments of $4.6 million, and (5) working capital and other balance sheet net cash sources of $8.7 million.

On March 31, 2006, the Company had no borrowings outstanding under its Revolving Credit facility and had letters of credit outstanding of $25.4 million. As a result, the Company had additional borrowing capacity at March 31, 2006 under this facility of $29.6 million. In addition to this borrowing capacity, as noted above, we had liquid overnight cash investments on March 31, 2006 of $5.1 million.

At March 31, 2006, the Company was in compliance with its bank covenants and anticipates continued compliance over the course of the fiscal year ending March 31, 2007.


Reconciliations of Non-GAAP Measures to GAAP Measures

EBITDA is defined as earnings before net interest expense, income tax expense, depreciation and amortization. The Company has included EBITDA because it is a key metric that management uses in measuring the Company's operating performance and because the Company believes that investors regard EBITDA as a key measure of a leveraged company's performance as it removes the non-operating components of interest, taxes, depreciation and amortization from the managed operational results of its business. EBITDA is not a measure of financial performance under U.S. generally accepted accounting principles. You should not consider it an alternative to net income as a measure of operating performance or as an alternative to cash flows from operating activities as a measure of liquidity. The Company's calculation of EBITDA may be different from the calculation used by other companies and therefore comparability may be limited.

The following table reconciles EBITDA to net income (loss) for the periods indicated (in millions):

                                                      PREMEDIA
                                           PRINT      SERVICES      OTHER        TOTAL
                                          ------      --------      -----        -----
THREE MONTHS ENDED MARCH 31, 2006:
 EBITDA                                   $  3.0         2.3         (1.1)         4.2
    Depreciation and amortization           (4.1)       (0.7)          --         (4.8)
    Interest expense, net                     --          --         (9.6)        (9.6)
    Income tax benefit, net                   --          --          0.0          0.0
                                          ------        ----        -----        -----
NET INCOME (LOSS)                         $ (1.1)        1.6        (10.7)       (10.2)(a)
                                          ======        ====        =====        =====

THREE MONTHS ENDED MARCH 31, 2005:
 EBITDA                                   $ (2.9)        0.3         (1.0)        (3.6)
    Depreciation and amortization           (4.8)       (0.8)          --         (5.6)
    Interest expense, net                     --          --         (8.7)        (8.7)
    Income tax benefit, net                   --          --          0.2          0.2
                                          ------        ----         ----        -----
NET LOSS                                  $ (7.7)       (0.5)        (9.5)       (17.7)(a)
                                          ======        ====         ====        =====



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
                                                         PREMEDIA
                                            PRINT        SERVICES      OTHER        TOTAL
                                           -------       --------      -----        -----
TWELVE MONTHS ENDED MARCH 31, 2006:
 EBITDA                                    $  31.6         11.1         (3.6)        39.1
    Depreciation and amortization            (16.8)        (2.8)          --        (19.6)
    Interest expense, net                       --           --        (37.5)       (37.5)
    Income tax benefit, net                     --           --          3.4          3.4
                                           -------         ----        -----        -----
NET INCOME (LOSS)                          $  14.8          8.3        (37.7)       (14.6)(b)
                                           =======         ====        =====        =====

TWELVE MONTHS ENDED MARCH 31, 2005:
 EBITDA                                    $  23.0         10.0         (3.3)        29.7
    Depreciation and amortization            (19.9)        (3.1)          --        (23.0)
    Interest expense, net                       --           --        (34.1)       (34.1)
    Income tax benefit, net                     --           --          1.7          1.7
                                           -------         ----        -----        -----
NET INCOME (LOSS)                          $   3.1          6.9        (35.7)       (25.7)(b)
                                           =======         ====        =====        =====

(a) The three months ended March 31, 2006 and March 31, 2005 net loss includes restructuring costs (benefit) and other charges of $(0.6) million and $10.0 million, respectively. The three months ended
         March 31, 2006 also includes asset impairment charges of $2.8 million.

(b) The Fiscal Year 2006 and Fiscal Year 2005 net loss includes restructuring costs (benefit) and other charges of $(1.2) million and $10.0 million, respectively. The Fiscal Year 2006 net loss also includes asset impairment charges of $2.8 million and $0.4 million of non-recurring costs related to final closing expenses of the Pittsburg print facility.

Value-added revenue (VAR) information is included to provide a better understanding of sales activity within the Company's print segment. VAR is a non-GAAP measure and is defined as Print sales less the cost of paper, ink and subcontract services. These expenses are generally passed through to the Company's customers. The Company has also included print impressions because it uses this as an internal measure of production throughput. Although the Company believes print impressions to be indicative of overall production volume, total impressions may not be fully comparable period to period due to (1) differences in the type, performance and width of press equipment utilized and (2) product mix produced.

 The following table reconciles Print Segment VAR to Print Segment Sales for the periods indicated:

                                          THREE MONTHS ENDED         TWELVE MONTHS ENDED
                                               MARCH 31,                  MARCH 31,
                                          -------------------        ------------------
                                           2006          2005        2006         2005
                                          -------        ----        -----        -----
                                                          (In millions)
PRINT SEGMENT SALES                       $  89.4        95.2        380.7        393.9
  Paper, Ink and Subcontract Costs          (47.2)      (49.9)      (199.3)      (205.5)
                                          -------        ----        -----        -----
PRINT SEGMENT VAR                         $  42.2        45.3        181.4        188.4
                                          =======        ====        =====        =====


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The following table reflects our print impressions for the periods indicated:

                                 THREE MONTHS ENDED          TWELVE MONTHS ENDED
                                      MARCH 31,                   MARCH 31,
                                --------------------        ---------------------
                                 2006          2005          2006          2005
                                -----          -----        ------         ------
                                                  (In millions)
PRINT IMPRESSIONS               2,638          2,770        11,207         11,279


The Company

ACG Holdings is the parent company of American Color Graphics which conducts business as American Color Print and American Color Premedia.

American Color Print is one of the leading printers of advertising inserts and newspaper products in the United States. The Company's production facilities print and distribute products such as weekly retail advertising inserts, Sunday comic sections, comic books and other publications for many of the country's retailers and major newspapers.

American Color Premedia is one of the most technologically advanced providers of premedia services in the United States. The Company's premedia services segment provides the Company's customers with a complete solution for the preparation and management of materials for printing, including the capture, manipulation, transmission and distribution of images.

Forward Looking Statements

This release contains certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward looking and the words "anticipate," "believe," "expect," "estimate," "project," and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements may include statements addressing future financial condition and operating results.

Economic, business, competitive and/or regulatory factors affecting the Company's businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these and other factors is set forth in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2005 and its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2005, September 30, 2005 and December 31, 2005. The Company anticipates filing its Form 10-K for the fiscal year ended March 31, 2006 on or before June 29, 2006. The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.



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Conference Call Details

The Company will hold a conference call for investors at 11:00 a.m. EST on Tuesday, June 6, 2006. The call can be accessed by telephone dial-in with a capability to participate in the question and answer portion of the call. The telephone dial-in number for participants in the United States is 888-455-0042 and the pass-code confirmation # is 3770377. The telephone dial-in number for participants outside the United States is +1-210-234-0003 and the pass-code confirmation # is 3770377.

An audio replay of the conference call will be available for a one week period after the call. The dial-in number for participants in the United States is 800-216-3090. The audio replay dial-in number for participants outside the United States is 402-220-3857.

The financial information discussed on that call can be accessed at http://www.americancolor.com.


Contact

American Color Graphics, Inc.
Patrick W. Kellick 615-377-7430









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